REGULATION A+ IPO FEBRUARY 2017 www.ADOMANIelectric.com Exhibit 13.1

This presentation incorporates information from an offering circular and contains forward-looking statements. All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of the offering circular. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. All references to dollar amounts in the offering summary or to use of proceeds are subject to change pending a final offering. IMPORTANT: An offering statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become qualified. These securities may not be sold nor may offers be accepted prior to the time the offering statement becomes qualified. A copy of the preliminary offering circular included in the offering statement can be accessed to this link: https://www.sec.gov/Archives/edgar/data/1563568/000119312516800412/d249922dpartiiandiii.htm. No money or other consideration is being solicited in connection this meeting and presentation, and if sent in response will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to regulation a of the securities act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person’s indication of interest in the meeting involves no obligation or commitment of any kind. DISCLAIMER

Issuer ADOMANI, Inc. Security Common Stock Exchange NASDAQ Capital Market Shares Outstanding Prior to Completion of Offering 58,542,350 shares of common stock Shares Offered by the Company 2,000,000 to 5,650,000 Price $4.00 - $5.00 per share Use of Proceeds Inventory ADOMANI China Additional Staffing Sales and Marketing Engineering Repayment of 9% Notes Payable Repayment of Working Capital Loan General Working Capital Lock-Up Agreement 365 day lockup for Officers, Directors and Affiliates. 180 day lockup for Investors; followed by 185 day leak out period. Underwriter Boustead Securities, LLC Expected Pricing Date Late February, 2017 *Subject to change pending qualification date of offering statement OFFERING SUMMARY*

The offering ranges from the minimum offering size of $10.5 million up to the maximum offering size of $25 million; therefore, these numbers are illustrative only and proceeds will be used in different proportions in the event of an offering below the maximum offering amount. See the offering statement for a breakdown of use of proceeds in the event the minimum offering amount is raised. USE OF PROCEEDS $ 2,489,500 $ 5,705,000 $ 1,360,000 $ 140,000 $ 18,279,825 $ 4,255,325 $ 2,500,000 $ 1,330,000 Maximum $25.0M Raise $ 500,000 OFFERING SUMMARY Inventory: Finished Goods, Batteries, BMS, Cables, Connectors & Wiring, Motors Sales and Marketing Engineering TOTAL Repayment of 9% Notes Payable ADOMANI China Additional Staffing General Working Capital Repayment of Working Capital Loan

ADOMANI designs and integrates OEM-based electric-motor assembly kits for conversion installations into existing combustion powered fleets or new vehicles, and works with outside OEM partners to build/distribute new, purpose-built ZEVs. Patented electric motor assembly drivetrains that use OEM combustion engine ancillary equipment (Transmission, AC compressor, alternator, etc.) for cost savings, ease of maintenance, and make use of the current manufacturing and service infrastructure, creating a lower cost-to-entry structure for manufacturers’ conversion from ICEs to ZEVs Distribution and development of purpose-built co-developed ZEVs, including new school buses and commercial fleet vehicles ADOMANI Conversion Drivetrains ADOMANI Distributor & Co-Development Projects A global solution provider for the transition of internal combustion engine vehicles (ICE) to zero emission vehicles (ZEV) COMPANY OVERVIEW

Key Benefits Using OEM parts, our power system is not only easier to maintain, but also costs less to maintain Infrastructure already in place for necessary vehicle assembly and maintenance Highly efficient all-electric system creates lower fuel costs while maintaining performance Kit format allows for manufacturers to convert their factories from combustion vehicles to electric without changing their production line Key Features ADOMANI’s patent-protected assemblies use OEM ancillary products (air conditioning compressor, transmission, alternator, etc.) The all-electric power system is a conversion installation kit PRODUCT OVERVIEW

Experience POST-IPO BOARD OF DIRECTORS & MANAGEMENT TEAM Title Experience Description Jim Reynolds CEO, President and Board Member 40+ years Former CEO, President of A-Z Bus Sales, Inc., growing A-Z’s sales from $46M to $120M Former Regional Manager of Tyco Corporation BA Pepperdine University Jack Perkowski Board Member 20+ years Former CEO & Chairman of ASIMCO Technologies - China’s first independent international automotive components manufacturer headquartered in Beijing. With sales over US$500M, ASIMCO is one of the largest producers of automotive components in China, with 9 manufacturing operations and ~800 service stations across China.  Founder and Managing Partner of JFP Holdings, Ltd. MBA Harvard Business School Janet Boydell Board Member 10+ years Currently Vice President for The Code Group, Inc., a staffing agency Former CEO, A Hire Connection, Inc., professional services firm providing strategic management consulting and retained executive search services for C-Level functions, 2006 to 2015 Previously Assistant Controller in the field of investment banking BBA Cal Poly Pomona Gary W. Nettles Board Member 25+ years Currently COO, CFO and Director of Allen Tel Products, Inc., supplier and manufacturer of data and telecommunication components CPA and president of Guchereau & Nettles, accounting firm, 1987 to 2003 Former Board Member, Cost-U-Less, Inc. BS United States International University, San Diego, Magna Cum Laude Mike Menerey CFO and Board Member 40+ years Former EVP, President, and COO of Mapleton Investments Former EVP, CFO and Secretary of Falcon Communications BA University of Michigan; CPA Edward Monfort Founder, CTO 20+ years Former CEO of ADOMANI and the chief designer of ADOMANI’s patented technology Developed various electric vehicles, control panels, and cryogenic machines BS Western Carolina University Kevin Kanning Founder, COO 25+ years Served as Vice President and COO of Greentech Mining, Inc. Previous roles with Voelker Sensors, Inc., Klever Technologies, Inc. BS Haas School of Business, University of California Berkeley

Best fleet vehicle candidates for ZEV conversion are those with: High initial acquisition cost Daily routes < 100 miles Stop & Go driving with high fuel consumption Vehicles of similar engine family and transmission type, allowing for economies of scale in the manufacturing of the conversion systems Re-Power Fleet Focus Models School Buses Port Vehicles Transit Vehicles Light Duty Box Trucks TARGET CUSTOMERS

Marketing Partners Policy Partners Manufacturing/Distribution Partners Manufacturing & Distribution Partners – ADOMANI has prospective relations with our manufacturing & distribution partners, who perform all manufacturing and service for ADOMANI, providing scalability, growth opportunities, and a low cost structure. Policy Partners – CalStart is a member organization that works with business, fleets, and government to develop and implement clean, efficient transportation solutions. Marketing Partners – Supports economies, breakthrough products, behavior change campaigns to help elected leaders, the media and companies understand and affect change. PARTNERS

ADOMANI Conversion Drivetrains ZEV Powertrain Kit + Vehicle Re-purposed ZEV Vehicle ADOMANI “Co-Development” Drivetrains ZEV Powertrain Kit ORDER FULFILLMENT PROCESS 2) ADOMANI sends drivetrain kits and vehicles to A-Z Bus Sales 3) A-Z Bus Sales installs ADOMANI kit, returns vehicles to ADOMANI 4) ADOMANI performs final QA and returns newly re-purposed vehicles to customer 1) Customer places order to ADOMANI, delivers vehicles to be re-purposed 2) Greenkraft places order for ADOMANI ZEV drivetrain kits 3) ADOMANI delivers EV drivetrain kits 4) Greenkraft installs kits into new ZEVs 5) Greenkraft delivers new ZEVs to customer 1) Customer places order for new ZEV with Greenkraft

US Bus Kit Sales US Class 4-6 Kit Sales China Delivery & Testing China Assembly Plant Completion China Fleet Orders China Development: Design phase for 3 customers of Class 4-6 Trucks China assembly infrastructure development US Bus Development: Bluebird School Bus US Bus Distributor Sales: eLion School Bus GreenPower Transit Bus US Class 4-6 Development: GreenKraft Truck Testing China Development: Vehicle development phase in US for 3 China customers of Class 4-6 trucks GreenKraft Truck Sales Bluebird School Bus Sales 2017 MILESTONE TIMELINE 4Q 2017 1Q 2017 2Q 2107 3Q 2017

Conversions: ADOMANI projects to fulfill ZEV conversion orders from 8 different organizations within 2017 valued over $38M USD New Vehicles: ADOMANI estimates it will fill orders for new vehicle ZEV powertrains from up to 22 different organizations within 2017 and 1H2018 valued over $85M USD Co-Development: ADOMANI is in the process of co-development of school buses and transit buses with two different business, for up to 500+ ZEV buses per year CURRENT PIPELINE OVERVIEW

Key Industry Catalyst: Volkswagen has agreed to invest $2.7 billion over 10 years in zero emissions vehicle (ZEV) infrastructure, access and awareness initiatives through the Volkswagen Settlement (VWS). ADOMANI’S POTENTIAL YEAR 1 PIPELINE IS ESTIMATED AT $275,850,000 PIPELINE DETAILS *VWS Not Identified encapsulates opportunities that could potentially arise throughout the 2017 calendar year that have not been identified as of yet through the $2.7B Volkswagen Settlement.

ADOMANI has a subsidized proposal to develop a 75,000 square foot facility in Nantong, China that will have the capacity to build and assemble over 8,000 kits per year. The proposal will be contingent upon ADOMANI receiving substantial orders to justify exercising the proposal. ADOMANI CHINA, Ltd. currently has a proposal to develop an 18,000 square foot facility in Nantong, China, to fulfill conversion kit orders within China. Allows for low cost kit assembly from local OEM suppliers A strategic shipping port city located near Shanghai In proximity to China’s largest truck and bus manufacturers Low-cost, skilled labor force with a population of 7.3M Shanghai Nantong North City High-Tech Park ADOMANI - CHINA

China accounts for approximately 60% of new electric vehicles (NEVs) sold.* China NEV market: China’s sales volume is expected to exceed 2 million units a year by 2020 Bus Market: The output escalated 313% year on year to 112,400 in 2015 Special Purpose Vehicle Market: The output soared 10.7 times year on year to 47,800 in 2015; in the first two months of 2016, the output jumped by 115.55% 95% of China's Electric Vehicle Startups Face Wipeout** Opportunity: Adjusted subsidies and permit limitations will create more opportunity for conversion ZEV kit solutions for cost savings *Source: http://www.rnrmarketresearch.com/global-and-china-electric-vehicle-bev-phev-industry-report-2016-2020-market-report.html **Source: https://www.bloomberg.com/news/articles/2016-08-28/most-of-china-s-electric-car-startups-face-wipeout-by-new-rules ADOMANI – CHINA NEV MARKET

Conversion of older fleets to ZEVs or choosing new electric vehicles significantly reduces the major air pollutants (NOx, SOx, PM2.5, PM10, VOCs, and CO) that are emitted from traditional internal combustion engines These air pollutants are linked to respiratory and cardiovascular diseases as well as premature deaths, especially in vulnerable populations like children and the elderly ZEVs directly enhance the health and well-being of drivers, passengers and, ultimately, all of those who live and work in the communities where vehicles operate Converting fleets to electric also helps providers stay compliant with current and future local, state and federal environmental and emission regulations Health and Environmental Benefits “Fueling” with electricity is less costly and the prices are more stable than traditional liquid or gaseous fuels Overall maintenance costs and hazardous waste handling costs, such as those for oil changes and disposal, can be reduced or completely eliminated Many benefits from local air district, state and federal financial incentives in the form of rebates, tax credits or carbon credits make the purchase of ZEVs cost effective Clean fleet vehicles attract customers and increase fleet revenue (mobile billboards) Financial Benefits ELECTRIC FLEET SOLUTION

Mike Menerey CFO FINANCIAL OVERVIEW

Historical and Projected Net Income (Loss) – Consolidated (USD in Thousands)     2014A 2015A 2016P 2017E 2018E Total revenue $53 $0 $68 $102,116 $309,654 Cost of goods sold $1 $0 $50 $74,866 $225,453 Research and development expense $59 $549 $18 $268 $740 Technology consulting expense $143 $135 $78 $152 $212 General and administrative expense $2,059 $4,633 $1,902 $12,510 $24,681 Other expense / (income) ($23) $718 $1,089 $2,546 $19,077 Net income / (loss) ($2,186) ($6,035) ($3,069) $11,774 $39,491 FINANCIAL PERFORMANCE

Historical and Projected Revenue, EBITDA, & Operating Cash Flows – Consolidated USD in Millions 150,071% Revenue Growth 203% Revenue Growth EBITDA Margin of ~19.2% FINANCIAL PERFORMANCE

Historical and Projected Balance Sheet – Consolidated (USD in Thousands)       2014A 2015A 2016P 2017E 2018E Cash and cash equivalents $118 $4,537 $2,145 $18,294 $40,391 Working capital (deficit) $101 $4,049 $1,990 $28,534 $64,852 Total assets $169 $4,700 $2,689 $41,569 $93,127 Retained earnings / (deficit) ($4,354) ($10,389) ($13,458) ($1,684) $37,807 Total shareholders' equity / (deficit) ($198) ($846) ($2,680) $28,095 $67,586 FINANCIAL PERFORMANCE

Defensible Market Position Robust Product Design Strong Customer Relationships Scalable Operations Direct Input to/from Regulators California Trendsetting Substantial Market Need Carbon Credit Revenue Stream INVESTMENT HIGHLIGHTS

Defensible Market Position Scalable Operations Strong Customer Relationships Robust Product Design Issued / pending patents specific to OEM zero-emission drivetrain conversion Creates leadership role in emerging industry conversions Strong Differentiation – Utilize OEM ancillary products for higher ease of installation and lower cost of maintenance Strong drivetrain & design build experience Unique technologies & field-tested prototype vehicles Demonstrable performance, reliability & efficiency Already built relations w/OEM fleet management teams Well established connections and industry contacts, identified early-adopter fleet owners / managers Strong overall interest No immediate need for brick-and-mortar facilities Uses contractors that currently own / operate bus sales & service facilities for specialty vehicles Uses current manufacturing and service infrastructure for kit customers INVESTMENT HIGHLIGHTS

California Trendsetting Substantial Market Need Direct Input to/from Regulators Carbon Credit Revenue Stream CA at forefront of new vehicle sales & funding regarding ZEVs ADOMANI works within system to influence spending and RFP creation “Carbon Credits” allow firms to buy credits to meet emission requirements ADOMANI will receive these credits and sell them on open marketplace Tesla has received $450M in ZEV credits since Q1 2013 for an average of $32M per quarter* ADOMANI has & continues to build regional, state, & federal relations ADOMANI well positioned to win grant funding through pilot vehicle demonstrations Solution for companies to easily convert fleet and new vehicles from internal combustion (ICE) to electric (ZEV) to meet air pollution mandates Global electric vehicle sales volume is expected to exceed 2 million units in 2019, up from 549,000 units in 2015. China currently accounts for roughly 60% of the global market** INVESTMENT HIGHLIGHTS *Source: Compiled from Tesla Quarterly Shareholder Letters, Quarter 1, 2013 through Quarter 2, 2016 ** Source: http://www.rnrmarketresearch.com/global-and-china-electric-vehicle-bev-phev-industry-report-2016-2020-market-report.html

Issuer:Issuer Research & Development Facility:Research Analyst: ADOMANI, Inc. (a Delaware Corporation)ADOMANI, Inc. (a Delaware Corporation)TriplePoint, LLC 620 Newport Center Drive, Suite 11001243 W. Trenton Ave.4 Poplar Ridge Newport Beach, CA. 92660 Orange, CA 92867Falmouth, ME 04105 Jim Reynolds, CEOJesse Herrick, Founder jim.r@ADOMANIELECTRIC.COM info@triplepoint-llc.com (949) 200-4613(207) 671-5310 Lead Underwriter:Co-Underwriter:Financial Consultant: Boustead Securities, LLCNetwork 1 Financial Securities, Inc.Redwood Group International Ltd. 6 Venture, Suite 3252 Bridge Avenue, PenthouseRoom 601 Albion Plaza Irvine, CA 92618Red Bank, NJ 07701TSIM Sha TSUI Dan McClory, Managing DirectorDamon Testaverde, Managing Director2-6 Granville, Rd. dan@boustead1828.com ddtestaverde@netw1.com Kowloon, Hong Kong (949) 233-7869(800) 886-7007Jim Bickel, CEO jbic@rwgroupintl.com Issuers Counsel: Underwriters Counsel:(925) 736-2861 DLA Piper LLP (US)Orrick, Herrington & Sutcliffe, LLP 2000 University Ave. 405 Howard St.Transfer Agents: East Palo Alto, CA 94303San Francisco, CA 94105eShares, Inc. Curtis Mo, PartnerAndrew Thorpe, Partner195 Page Mill Road, Suite 101 curtis.mo@dlapiper.com athorpe@orrick.com Palo Alto, CA 94306 (650) 387-6977 (415) 773-5970 (650) 669-8381 Auditor:Auditor Support:Issuer Direct Corporation Malone Bailey, LLPRivers & Moorehead PLLC500 Permiter Park Drive, Suite D 9801 Westheimer Rd.398 S Mill Ave #307Morrisville, NC 27560 Houston, TX 77042Tempe, AZ 85281(919) 481-4000 Matt Lourie, Audit PartnerSteve Rivers, Managing Partner mlourie@malone-bailey.com steve.rivers@riversmoorehead.com (713) 343-4274(602) 206-6764 WORKING GROUP Proposed Ticker Symbol: ADOM

Issuer ADOMANI, Inc. Security Common Stock Exchange NASDAQ Capital Market Shares Outstanding Prior to Completion of Offering 58,542,350 shares of common stock Shares Offered by the Company 2,000,000 to 5,650,000 Price $4.00 - $5.00 per share Use of Proceeds Inventory ADOMANI China Additional Staffing Sales and Marketing Engineering Repayment of 9% Notes Payable Repayment of Working Capital Loan General Working Capital Lock-Up Agreement 365 day lockup for Officers, Directors and Affiliates. 180 day lockup for Investors; followed by 185 day leak out period. Underwriter Boustead Securities, LLC Expected Pricing Date Late February, 2017 *Subject to change pending qualification date of offering statement OFFERING SUMMARY*

BACKUP SLIDES

(USD in Thousands) 2014A 2015A 2016P 2017E 2018E Total revenue $53 $0 $68 $102,116 $309,654 Cost of goods sold $1 $0 $50 $74,866 $225,453 Research and development expense $59 $549 $18 $268 $740 Technology consulting expense $143 $135 $78 $152 $212 General and administrative expense $2,059 $4,633 $1,902 $12,510 $24,681 Other expense / (income) ($23) $718 $1,089 $2,546 $19,077 Net income / (loss) ($2,186) ($6,035) ($3,069) $11,774 $39,491 EBITDA           Expense Add-Backs Interest $65 $702 $1,083 $408 $383 Depreciation $7 $7 $40 $493 $1,006 Amortization $0 $0 $0 $0 $0 Taxes $0 $0 $6 $2,139 $18,695 Total Add-Backs $72 $709 $1,129 $3,040 $20,084 EBITDA ($2,114) ($5,326) ($1,940) $14,814 $59,575 Historical and Projected Net Income (Loss) – Consolidated FINANCIAL PERFORMANCE

(USD in Thousands) ASSETS 2014A 2015A 2016P 2017E 2018E Current Assets Cash and cash equivalents $118 $4,537 $2,145 $18,294 $40,391 Restricted cash $0 $0 $0 $0 $0 Accounts receivable $0 $0 $6 $10,749 $19,086 Inventory $0 $0 $6 $8,934 $26,885 Prepaid expenses and other current assets $8 $10 $11 $36 $36 Total Current Assets $126 $4,547 $2,167 $38,013 $86,398 Property, Plant and Equipment, net $22 $19 $227 $3,261 $6,434 Other Assets $21 $134 $294 $294 $294 Total Assets $169 $4,700 $2,689 $41,569 $93,127 LIABILITIES AND SHAREHOLDERS' EQUITY           Current Liabilities Accounts payable $5 $5 $4 $5,956 $17,924 Accrued expenses and other current labilities $20 $425 $173 $273 $373 Deferred revenue $0 $68 $0 $3,250 $3,250 Total Current Liabilities $25 $498 $177 $9,479 $21,547 Long-term Liabilities Convertible debt $342 $5,749 $5,400 $4,180 $3,995 Discount on debt  $0 $701 ($209) ($185) $0 Total Long-term Liabilities $342 $5,048 $5,191 $3,995 $3,995 Shareholders' Equity Common stock $1 $1 $1 $1 $1 Additional Paid-in Capital $4,155 $9,542 $10,778 $29,778 $29,778 Retained earnings (deficit) ($4,354) ($10,389) ($13,458) ($1,684) $37,807 Total Shareholders' Equity ($198) ($846) ($2,680) $28,095 $67,586 Total Liabilities and Shareholders' Equity $169 $4,700 $2,689 $41,569 $93,127 Historical and Projected Balance Sheet – Consolidated BALANCE SHEET

(USD in Thousands) 2014A 2015A 2016P 2017E 2018E Cash Flows from Operating Activities Net income / (loss) ($2,186) ($6,035) ($3,069) $11,774 $39,491 Adjustments to Reconcile Net Income to Operating Cash Flows Depreciation and amortization $7 $7 $40 $493 $1,006 Non-cash interest expense $46 $424 $493 $24 $0 Stock based compensation $1,549 $3,035 $0(A) $0(A) $0(A) Change in Operating Assets and Liabilities (Increase) Decrease in: Accounts receivable $0 $0 ($6) ($10,743) ($8,337) Inventory $0 $0 ($6) ($8,928) ($17,951) Prepaid expenses and other current assets ($7) ($6) $0 ($25) $0 Increase (Decrease) in: Accounts payable $5 $0 ($1) $5,952 $11,967 Accrued liabilities $21 $404 ($252) $100 $100 Deferred revenue ($53) $68 ($68) $3,250 $0 Net cash generated by (used in) operating activities ($618) ($2,103) ($2,869) $1,897 $26,276 Historical and Projected Operating Cash Flows – Consolidated (A) Not projected for years 2016 through 2018 CASH FLOW FROM OPERATIONS

(USD in Thousands) 2014A 2015A 2016P 2017E 2018E Total revenue $53 $0 $68 $91,226 $192,654 Cost of goods sold $1 $0 $50 $66,970 $140,628 Research and development expense $59 $549 $18 $213 $448 Technology consulting expense $143 $135 $65 $85 $92 General and administrative expense $2,059 $4,633 $1,832 $10,728 $16,823 Other expense / (income) ($23) $718 $1,088 $2,328 $14,095 Net income / (loss) ($2,186) ($6,035) ($2,985) $10,902 $20,568 EBITDA           Expense Add-Backs Interest $65 $702 $1,083 $408 $383 Depreciation $7 $7 $12 $227 $675 Amortization $0 $0 $0 $0 $0 Taxes $0 $0 $5 $1,921 $13,712 Total Add-Backs $72 $709 $1,100 $2,556 $14,770 EBITDA ($2,114) ($5,326) ($1,885) $13,458 $35,338 Historical and Projected Net Income (Loss) – United States FINANCIAL PERFORMANCE

(USD in Thousands) ASSETS 2014A 2015A 2016P 2017E 2018E Current Assets Cash and cash equivalents $118 $4,537 $1,550 $18,005 $24,399 Restricted cash $0 $0 $0 $0 $0 Accounts receivable $0 $0 $6 $7,499 $15,836 Inventory $0 $0 $6 $7,994 $16,788 Prepaid expenses and other current assets $8 $10 $11 $36 $36 Total Current Assets $126 $4,547 $1,573 $33,534 $57,059 Property, Plant and Equipment, net $22 $19 $6 $1,076 $4,081 Other Assets $21 $134 $294 $294 $294 Total Assets $169 $4,700 $1,873 $34,904 $61,434 LIABILITIES AND SHAREHOLDERS' EQUITY           Current Liabilities Accounts payable $5 $5 $4 $5,329 $11,192 Accrued expenses and other current labilities $20 $425 $173 $273 $373 Deferred revenue $0 $68 $0 $0 $0 Total Current Liabilities $25 $498 $177 $5,602 $11,565 Long-term Liabilities Convertible debt $342 $5,749 $5,400 $4,180 $3,995 Discount on debt  $0 $701 ($209) ($185) $0 Total Long-term Liabilities $342 $5,048 $5,191 $3,995 $3,995 Shareholders' Equity Common stock $1 $1 $1 $1 $1 Additional Paid-in Capital $4,155 $9,542 $9,878 $27,778 $27,778 Retained earnings (deficit) ($4,354) ($10,389) ($13,374) ($2,472) $18,095 Total Shareholders' Equity ($198) ($846) ($3,495) $25,307 $45,874 Total Liabilities and Shareholders' Equity $169 $4,700 $1,873 $34,904 $61,434 Historical and Projected Balance Sheet – United States FINANCIAL PERFORMANCE

(USD in Thousands) 2014A 2015A 2016P 2017E 2018E Cash Flows from Operating Activities Net income / (loss) ($2,186) ($6,035) ($2,985) $10,902 $20,568 Adjustments to Reconcile Net Income to Operating Cash Flows Depreciation and amortization $7 $7 $12 $227 $675 Non-cash interest expense $46 $424 $492 $24 $0 Stock based compensation $1,549 $3,035 $0(A) $0(A) $0(A) Change in Operating Assets and Liabilities (Increase) Decrease in: Accounts receivable $0 $0 ($6) ($7,493) ($8,337) Inventory $0 $0 ($6) ($7,989) ($8,793) Prepaid expenses and other current assets ($7) ($6) $0 ($25) $0 Increase (Decrease) in: Accounts payable $5 $0 ($1) $5,326 $5,862 Accrued liabilities $21 $404 ($252) $100 $100 Deferred revenue ($53) $68 ($68) $0 $0 Net cash generated by (used in) operating activities ($618) ($2,103) ($2,813) $1,072 $10,075 Historical and Projected Operating Cash Flows – United States (A) Not projected for years 2016 through 2018 CASH FLOW FROM OPERATIONS

(USD in Thousands) 2014A 2015A 2016P 2017E 2018E Total revenue $0 $0 $0 $10,890 $117,000 Cost of goods sold $0 $0 $0 $7,895 $84,825 Research and development expense $0 $0 $0 $54 $293 Technology consulting expense $0 $0 $12 $68 $120 General and administrative expense $0 $0 $71 $1,783 $7,856 Other expense / (income) $0 $0 $1 $218 $4,983 Net income / (loss) $0 $0 ($84) $872 $18,923 EBITDA           Expense Add-Backs Interest $0 $0 ($0) $0 $0 Depreciation $0 $0 $28 $266 $331 Amortization $0 $0 $0 $0 $0 Taxes $0 $0 $1 $218 $4,983 Total Add-Backs $0 $0 $29 $484 $5,314 EBITDA $0 $0 ($55) $1,356 $24,237 Historical and Projected Net Income (Loss) – China FINANCIAL PERFORMANCE

(USD in Thousands) ASSETS 2014A 2015A 2016P 2017E 2018E Current Assets Cash and cash equivalents $0 $0 $595 $290 $15,992 Restricted cash $0 $0 $0 $0 $0 Accounts receivable $0 $0 $0 $3,250 $3,250 Inventory $0 $0 $0 $940 $10,098 Prepaid expenses and other current assets $0 $0 $0 $0 $0 Total Current Assets $0 $0 $595 $4,480 $29,340 Property, Plant and Equipment, net $0 $0 $221 $2,185 $2,353 Other Assets $0 $0 $0 $0 $0 Total Assets $0 $0 $816 $6,665 $31,693 LIABILITIES AND SHAREHOLDERS' EQUITY           Current Liabilities Accounts payable $0 $0 $0 $627 $6,732 Accrued expenses and other current labilities $0 $0 $0 $0 $0 Deferred revenue $0 $0 $0 $3,250 $3,250 Total Current Liabilities $0 $0 $0 $3,877 $9,982 Long-term Liabilities Convertible debt $0 $0 $0 $0 $0 Discount on debt  $0 $0 $0 $0 $0 Total Long-term Liabilities $0 $0 $0 $0 $0 Shareholders' Equity Common stock $0 $0 $0 $0 $0 Additional Paid-in Capital $0 $0 $900 $2,000 $2,000 Retained earnings (deficit) $0 $0 ($84) $788 $19,711 Total Shareholders' Equity $0 $0 $816 $2,788 $21,711 Total Liabilities and Shareholders' Equity  $0 $0 $816 $6,665 $31,693 Historical and Projected Balance Sheet – China BALANCE SHEET

(USD in Thousands) 2014A 2015A 2016P 2017E 2018E Cash Flows from Operating Activities Net income / (loss) $0 $0 ($84) $872 $18,923 Adjustments to Reconcile Net Income to Operating Cash Flows Depreciation and amortization $0 $0 $28 $266 $331 Non-cash interest expense $0 $0 $0 $0 $0 Change in Operating Assets and Liabilities (Increase) Decrease in: Accounts receivable $0 $0 $0 ($3,250) $0 Inventory $0 $0 $0 ($940) ($9,159) Prepaid expenses and other current assets $0 $0 $0 $0 $0 Increase (Decrease) in: Accounts payable $0 $0 $0 $627 $6,106 Accrued liabilities $0 $0 $0 $0 $0 Deferred revenue $0 $0 $0 $3,250 $0 Net cash generated by (used in) operating activities $0 $0 ($56) $825 $16,201 Historical and Projected Operating Cash Flows – China CASH FLOW FROM OPERATIONS